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Former Executive of MarketWatch and Reuters Joins Stockgroup

(NEW YORK) June 1, 2006 – Stockgroup Information Systems Inc. (OTCBB: SWEB, TSX-V: SWB) announced today the appointment of Mr. Michael Donnelly as VP Sales. Mr. Donnelly is a former executive of MarketWatch and Reuters America, two giants in the financial media technology industry.

Mr. Donnelly brings to Stockgroup over fifteen years of senior management experience in business and financial information publishing and electronic media. As Executive VP for Pinnacor (NASDAQ: PCOR), Mr. Donnelly was responsible for building and overseeing sales and client service operations. Mr. Donnelly led company growth by signing major customers, initiating market diversification and expansion efforts and forming strategic alliances. Pinnacor under Mr. Donnelly saw significant revenue growth and achieved over $34 million in annual revenues. He played an integral role in the $103 million merger between Pinnacor and MarketWatch (NASDAQ: MKTW) in 2004 and served as Executive VP of Licensing Sales at MarketWatch post-merger. MarketWatch was subsequently bought in 2005 by Dow Jones & Company (NYSE: DJ).

Prior to MarketWatch, Mr. Donnelly was the VP, National Account Sales and Eastern Regional Sales Manager for Reuters (NYSE: RTRSY). Mr. Donnelly held full responsibility for the strategic planning, development and leadership of Global Accounts in the Wealth Management sector. He built results-oriented, cross-functional account teams that consistently exceeded quota, profitability and client service objectives. He led the definition, development, negotiation and deployment of an enterprise-based retail broker workstation and trading floor platform that resulted in an initial $150 million contract and a subsequent $40 million contract with global financial institutions.

Most recently, Mr. Donnelly was the Senior VP, Sales and Marketing for FireStar Software, Inc., a software company that helps financial institutions achieve efficiency in their business transactions with their clients.

As VP Sales for Stockgroup, Mr. Donnelly will provide leadership on the strategic direction for all sales and business development activities in licensing and advertising.

“Stockgroup has reached a new stage in its growth. We have developed strategies for our licensed products and media properties and are prepared to capitalize fully on the sales opportunities before us. We are very pleased to welcome Michael to the executive management team at Stockgroup. Michael brings senior level experience in our specific marketplace, including an established network of relationships in the financial services sector,” said Marcus New, President and CEO of Stockgroup. “His proven track record of achievement in revenue growth, client relationship development and team building is impressive. We believe that under Michael’s experienced sales leadership, Stockgroup has added key leadership and is well equipped to reach our strategic and financial goals.”

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“I look forward to contributing to the continuing success of Stockgroup,” said Mr. Donnelly. “Financial institutions are searching for innovative solutions to attract and retain clients by deepening client-advisor relationships. By engaging clients day-to-day with the Stockgroup’s unique portfolio management application and financial tools, financial institutions have more opportunities to increase assets under management. My experience in the financial services sector tells me that Stockgroup offers the right solution for many financial institutions. Also, StockHouse.com is the leading destination site for stock market information in Canada with growing metrics in the U.S. marketplace. I am delighted to help Stockgroup grow the advertising segment of its business.”

About Stockgroup Information Systems Inc.

As an online media company, Stockgroup Information Systems provides a complete financial data source for investors, investment advisory firms, press and media organizations as well as access to specific demographics for advertisers. Stockgroup owns and operates the StockHouse media properties.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com.

Contact:
Stockgroup Information Systems Inc.
Marcus New, CEO and President
1.800.650.1211

This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as “expects”, “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may,” “could,” or “might” occur.

The TSX has neither approved nor disapproved this press release.

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